UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004 (as amended on January 31, 2005)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K to our current report on Form 8-K originally filed on December 29, 2004 is being filed solely for the purpose of correcting a clerical error on the signature page of Exhibit 10.79 to such report.. This Amendment speaks as of the original filing date of our current report on Form 8-K (December 29, 2004) and has not been updated to reflect events occurring subsequent to the original filing date. For the convenience of the reader, we have restated our current report on Form 8-K in its entirety.

Item 1.01     Entry into a Material Definitive Agreement.

On December 27, 2004, RITA Medical Systems, Inc. (the “Company”) entered into a Waiver and Amendment Agreement (the “Agreement”) with SF Capital Partners Ltd. (“SF Capital”) and BayStar Capital II, L.P. (“BayStar”). The Company is party to certain Stock and Warrant Purchase Agreements dated November 24, 2004 (the “Purchase Agreements”) with each of SF Capital, BayStar, Walker Smith Capital (and its affiliates) (“Walker Smith”) and Capital Ventures International (“CVI”). Pursuant to the terms of the Purchase Agreements, the Company sold (i) shares of its common stock (the “Shares”) and (ii) warrants to purchase shares of its common stock to each of SF Capital, BayStar, Walker Smith and CVI.

Pursuant to the Agreement, SF Capital and BayStar, which together hold a majority of the Shares, agreed, among other things (i) to waive certain provisions of the Purchase Agreements and (ii) to amend the Purchase Agreements to extend the Expiration Date (as defined in the Purchase Agreements) to January 14, 2005.

The description of the terms and conditions of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.79 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: January 31, 2005	By:	/s/ Donald Stewart
Donald Stewart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.79	Waiver and Amendment Agreement dated as of December 27, 2004 by and among RITA Medical Systems, Inc., SF Capital Partners Ltd. and BayStar Capital II, L.P.